UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 23, 2010 (December 7, 2010)

ESSEX PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

001-13106
(Commission File Number)

Maryland	77-0369576
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of Principal Executive Offices) (Zip Code)

(650) 494-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2010, the Compensation Committee of the Company’s Board of Directors approved a cash retirement compensation for Keith R. Guericke in the amount of $1.6 million in addition to his targeted bonus of $400,000. Mr. Guericke has served the Company for over 33 years and held the position of President and Chief Executive Officer since 1988.

Effective January 1, 2011, Mr. Guericke will remain on the Board of Directors and will be employed on a part time basis with the Company. Mr. Guericke will receive an annual salary of $200,000 with a targeted bonus of $75,000. He will receive benefits consistent with a 30-hour work week schedule, which includes vesting of his Long Term Incentive Plan (LTIP) units and stock options and will receive continued use of the Company auto lease program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2010	ESSEX PROPERTY TRUST, INC.

	By:	/s/ Michael T. Dance
Michael T. Dance
Executive Vice President & Chief Financial Officer